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                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


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NAME                                               JURISDICTION OF INCORPORATION
The National City Bank                             United States
  of Evansville
Evansville, Indiana

The Peoples National Bank                          United States
  of Grayville
Grayville, Illinois

The Farmers and Merchants Bank                     State of Indiana
Fort Branch, Indiana

First Kentucky Bank                                Commonwealth of Kentucky
Sturgis, Kentucky

Lincolnland Bank                                   State of Indiana
Dale, Indiana

The Bank of Mitchell                               State of Indiana
Mitchell, Indiana

Pike County Bank                                   State of Indiana
Petersburg, Indiana

The State Bank of Washington                       State of Indiana
Washington, Indiana

White County Bank                                  State of Illinois
Carmi, Illinois

United Federal Savings Bank                        United States
Vincennes, Indiana

NCBE Leasing Corp.                                 State of Indiana
Evansville, Indiana

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